EXHIBIT 23









INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-54998 on Form S-3 and Registration Statement Nos. 2-80776, 33-2139, 33-7901,
33-15062, 33-43635, 33-62799, 33-59803, 333-82157, 333-82161, 333-87773 and
333-73194 on Form S-8 of Albertson's, Inc. and subsidiaries of our report dated March 15, 2002, incorporated by reference in this Annual Report on Form 10-K from the Annual Report to Stockholders of Albertson's, Inc. and subsidiaries for the year ended January 31, 2002.



Deloitte & Touche LLP
Boise, Idaho
April 18, 2002